EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Guitar Center Holdings, Inc. (the “Company”) for the quarterly period ended September 30, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned Michael Pratt, principal executive officer of the Company, and Tim Martin, principal financial and accounting officer of the Company, certifies, pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

1.              The Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.              The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company and its subsidiaries.

Date: November 14, 2013	/s/ MICHAEL PRATT
Michael Pratt
Vice President, Assistant Secretary and Director
(Principal Executive Officer)

Date: November 14, 2013	/s/ TIM MARTIN
Tim Martin
Vice President and Assistant Secretary
(Principal Financial Officer and Principal Accounting Officer)